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                                                                   EXHIBIT 10.24


                               AMENDMENT NO. 3 TO

                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


        This Amendment No. 3 to Supplemental Executive Retirement Agreement (this "Amendment"), made and entered into as of this 15th day of March, 2000, by and between UNOVA, Inc., a Delaware corporation (the "Company"), and Alton J. Brann, its Chairman and Chief Executive Officer (the "Executive").

                              W I T N E S S E T H:

        WHEREAS, the Company and the Executive have previously entered into a certain Supplemental Executive Retirement Agreement dated as of October 31, 1997, as amended by Amendment No. 1 thereto dated September 23, 1998, and Amendment No. 2 thereto dated March 11, 1999 (as so amended, the "Retirement Agreement"); and

        WHEREAS, the Company and the Executive deem it desirable that the Retirement Agreement be further amended as hereinafter set forth;

        NOW, THEREFORE, the Company and the Executive hereby agree as follows:

        1. Section 2.3 of the Retirement Agreement is hereby further amended so that said Section 2.3 shall read in its entirety as follows:

           Section 2.3 "Average Earnings" shall mean the average of gross base salary payments plus Bonuses as defined in Section 2.6 from the Company (as used in this Section 2.3 and hereinafter the term "Company" shall have the meaning specified in Section 2.12) to the Executive in any three twelve consecutive month periods (with no overlap), in which such Executive's gross base salary payments plus gross Bonuses are the highest, in the Executive's final 120 months of employment. For all purposes of calculating "Average Earnings" under this Supplemental Plan "gross base salary" shall include all payments credited to Executive related to base compensation before subtracting any amounts deferred pursuant to Section 401(k) or 125 of the Code or deferred at the election of the Executive pursuant to any plan of the Company which permits such deferral, but does not include any amounts credited as compensation to Executive as a result of the grant or exercise of any award under any Company stock-based plan.

           (a). Average Earnings for purposes of calculating Disability or Death Benefit for or with respect to Executive shall be calculated using the 120 months that include and precede the month that his Disability commenced. If Executive has returned to active employment with the Company after a period of Disability but does not have a minimum of 36 consecutive calendar months of employment with the Company after such return to active employment, then Average Earnings shall be calculated by the Committee in accordance with subparagraph (e).



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           (b). Average Earnings in the case Executive dies while employed by the Company and prior to attaining age 62 shall be calculated using the 120 months that include and precede the month of Executive's death (or Disability, in the case Executive dies while Disabled).

           (c). For purposes of calculating a lump sum payment pursuant to
        Section 3.1(c) in the event of a Change of Control, with respect to Executive (other than while Disabled or when deceased) and who is an Active Participant as of the date of such calculation, Average Earnings shall be calculated as if Executive's employment with the Company ended on such date or the date as revised pursuant to the terms of any Change of Control Agreement existing between the Company and the Executive ("Change of Control Agreement" shall mean any agreement between the Company and the Executive which provides for the employment of Executive and/or the payment of compensation to Executive upon or following a Change of Control).

           (d). For purposes of calculating Average Earnings, Executive's gross base salary plus gross Bonuses received while employed by Western Atlas or Litton, if and to the extent such Western Atlas or Litton employment is included within the period of 120 months to be used in such calculation, shall be taken into account to the extent Executive's benefits under the Western Atlas retirement plans were transferred to the Company pursuant to the Employee Benefits Agreement between Western Atlas and UNOVA, Inc. (the "Employee Benefits Agreement").

           (e). Notwithstanding the foregoing, the Committee may determine Average Earnings for the purposes of this Section by another methodology, if that method is more advantageous to Executive.

        2. Clause (1) of subsection (a) of Section 3.1 of the Retirement Agreement is hereby amended to read in its entirety as follows:

        "(1) attained age 60";

        3. Subsection (b) of Section 3.1 of the Retirement Agreement is hereby amended to delete the reference to the number "62" in the title and in the text of such subsection and to substitute in lieu thereof the number "60."

        4. The first sentence of Section 3.2 of the Retirement Agreement is hereby amended so as to read in its entirety as follows:

        "Executive's annual Retirement Benefit shall be the amount resulting from (A) multiplying Average Earnings by the Percentage Factor set forth in Exhibit A attached hereto and made a part hereof corresponding to the age of Executive at the earlier of the date of Executive's retirement or the age of Executive upon Executive's termination of employment for any reason other than a Change of Control or the age of Executive while an Active Participant as of the date of a Change of Control except as such Retirement Benefit is adjusted pursuant to Section 3.1(c) and Section 3.6(c) and (B) subtracting from the product so obtained


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        the Offset Amount; provided however, that if payment of the Retirement
        Benefit commences prior to the Executive's 62nd birthday, and no Change of Control has occurred, the amount computed pursuant to this Section
        3.2 shall be reduced by 1/2 of 1% for each month by which the commencement of payment of the Executive's Retirement Benefit precedes the Executive's 62nd birthday."

        5. Section 3.3 of the Retirement Agreement is hereby amended to delete both references to the number "62" and to substitute in lieu thereof the number "60."

        6. Subsection (b) of Section 3.4 of the Retirement Agreement is hereby deleted in its entirety."

        7. The final sentence of subsection (b) of Section 3.5 is hereby amended to read in its entirety as follows:

        "If Executive, who has satisfied the conditions of Section 3.1(a)(3) (including consideration of Years of Service accrued for Disabled or deceased Participants pursuant to Section 2.1), dies prior to the commencement of the payment of Retirement Benefits, and was married at the date of death, the spouse Beneficiary of Executive shall have the right to a survivor Retirement Benefit, commencing at the date Executive would have attained age 62, except for the fact that the Participant died prior to attaining age 62, or at the election of the spouse Beneficiary of Executive, a date on which Executive would have attained an age between 60 and 62 (subject to the reduction factor specified in Section 3.2), or commencing on the first day of the month following the month in which the Executive died, if the Executive continued in continuous employment with the Company after attaining age 62 and until the date of Executive's death, calculated under Section 3.2 as if the Executive had survived to such entitlement date and begun receiving payment of the Retirement Benefit at such entitlement date as a joint and 100% survivor annuity and then died on the following date."

        8. Section 4.3 of the Retirement Agreement is hereby amended to read in its entirety as follows:

           "Section 4.3 Spouse Retirement Benefit. To the extent that a spouse Beneficiary is receiving a Death Benefit on the date the Executive would have attained age 62, or such earlier age elected by the spouse Beneficiary of Executive under Section 3.5, the spouse Beneficiary thereafter shall receive a Retirement Benefit pursuant to Article III, if eligible, in the amount calculated pursuant to Article III, and no further Death Benefit payments shall be payable to the spouse Beneficiary or to any Dependent Children Beneficiaries or otherwise."

        9. Section 6.2 of the Retirement Agreement is hereby amended to delete the four references therein to the number "62" and to substitute in lieu thereof the number "60."

        10. Except as specifically amended hereby, each and every term of the Retirement Agreement is hereby ratified, approved, and confirmed.

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        11. This Amendment shall be deemed effective for all purposes on and as of the date hereof.

        12. This Amendment shall be governed by the laws of Delaware.


        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                        UNOVA, INC.

                                        By:  /s/ Virginia S. Young
                                           ------------------------------------

                                        Title:  VP & Secretary
                                              ---------------------------------



                                         /s/ Alton J. Brann
                                        ---------------------------------------
                                        Alton J. Brann


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